EXHIBIT 10.1

Avid Technology, Inc.

Notice of Grant of Restricted Stock Units Under 2005 Stock Incentive Plan

[NAME]

Employee ID: _____

Dear ___________,

This notice evidences the grant by Avid Technology, Inc. (the “Company”) on _________________, 200_ (the “Grant Date”) to you of ________ restricted stock units of the Company (individually, a “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of common stock, $0.01 par value per share of the Company (“Common Stock”). The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Notice and the attached Terms and Conditions of the Restricted Stock Units as “Shares.” The RSUs and the Shares are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan and the Terms and Conditions of the Restricted Stock Units, each of which is attached hereto, and which, together with this Notice forms the complete agreement between you and the Company relative to the RSUs and the Shares.

This award of RSUs will vest as set forth in the following schedule, and will become fully vested on the last date shown.

RSUs	Vesting Date

By your signature and the Company’s signature below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Company’s 2005 Stock Incentive Plan and the Terms and Conditions of the Restricted Stock Units.

AVID TECHNOLOGY, INC.

By _______________________________	Date _______________________

Name:

Title:

Address: One Park West

Tewksbury, MA 01876

__________________________________	Date _______________________

Employee

Address:

Notice of Grant of Restricted Stock Units under 2005 Stock Incentive Plan (Revised Nov 2006)

Avid Technology, Inc.

Terms and Conditions of Restricted Stock Units

Granted Under 2005 Stock Incentive Plan

1.	Grant of Restricted Stock Units.

Avid Technology, Inc., a Delaware corporation (the “Company”), shall grant to you (the “Participant”), subject to the terms and conditions set forth herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”), the number of restricted stock units of the Company (individually, a “RSU” and collectively, the “RSUs”) identified in the attached Notice. Each RSU represents the right to receive one share of common stock, $.01 par value, of the Company (“Common Stock”). The Company shall record on its books the grant to the Participant of that number of RSUs granted to the Participant. The shares of Common Stock issuable upon vesting of the RSUs are referred to in these Terms and Conditions as “Shares”. The Participant agrees that the RSUs are subject to the restrictions on transfer set forth in Section 4 herein.

2.	Vesting; Forfeiture.

(a)          The RSUs shall vest on the dates set forth in the attached Notice (each of such vesting dates being referred to as a “Vesting Date”). Except as provided in subsections 2(b) and 2(c) below, in the event that the Participant ceases to be employed by the Company (as an employee or officer of, or an advisor or consultant to, the Company) for any reason or no reason, with or without cause, prior to the final Vesting Date following the date hereof, vesting shall cease and the Participant will have no rights with respect to any RSUs that have not then vested.

(b)          In the event that the Participant’s employment with the Company is terminated by reason of death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Participant’s RSUs shall vest with respect to an additional number of RSUs that would have vested during the one-year period following the termination of the Participant’s employment with the Company.

(c)          If the Participant retires prior to the final Vesting Date, then the RSUs shall continue to vest through the final Vesting Date notwithstanding that the Participant ceases to be employed by the Company; provided, however, if the Participant, prior to the final Vesting Date, violates (as determined by the Company in its sole discretion) the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other similar agreement between the Participant and the Company, vesting shall immediately cease and the Participant will have no rights with respect to any RSUs that have not vested as of the date of the violation.

For purposes of this Section 2(c), “retirement” shall mean the cessation of employment with the Company for any reason other than “cause” by a Participant who is at least 60 years of age and who has worked continuously for the Company for the seven years immediately preceding the date of cessation of employment. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other

Terms and Conditions of Restricted Stock Units under 2005 Stock Incentive Plan (Revised Nov 2006)

similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.

(d)          For purposes of these Terms and Conditions of the Restricted Stock Units, employment with the Company shall include employment with any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) and 424(f) of the Code.

3.	Distribution of Shares.

(a)          The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a Vesting Date but before distribution of the corresponding Shares), as soon as administratively practicable after each vesting date (each such date of distribution is hereinafter referred to as a “Settlement Date”), the Shares of Common Stock represented by RSUs that vested on such vesting date.

(b)          The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.

5.	Effect of Prohibited Transfer.

The Company shall not be required (a) to transfer on its books any of the RSUs which shall have been sold or transferred in violation of any of the provisions set forth herein, or (b) to treat as owner of such RSUs any transferee to whom any such RSUs shall have been so sold or transferred.

6.	Dividend and Other Shareholder Rights.

Except as set forth in the 2005 Stock Incentive Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

7.	Provisions of the Plan.

These Terms and Conditions of Restricted Stock Units are subject to the provisions of the 2005 Stock Incentive Plan, a copy of which is furnished herewith to the Participant.

Terms and Conditions of Restricted Stock Units under 2005 Stock Incentive Plan (Revised Nov 2006)

8.	Withholding Taxes; Section 83(b) Election.

(a)          No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant satisfies any federal, state or local withholding tax obligation required by law to be withheld in respect of this award. The Participant acknowledges and agrees that to satisfy any such tax obligation, the Company shall deduct and retain from the Shares to be distributed upon the Settlement Date such number of Shares as is equal in value to the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), based on the closing price of the Company’s common stock on the Settlement Date. The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured these terms and conditions to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 8, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

(b)          The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

9.	Miscellaneous.

(a)          No Rights to Employment. The Participant acknowledges and agrees that, except as otherwise provided in Section 2(c), the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b)          Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and each such other provision shall be severable and enforceable to the extent permitted by law.

(c)          Binding Effect. These terms and conditions shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 herein.

(d)          Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e)          Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United

Terms and Conditions of Restricted Stock Units under 2005 Stock Incentive Plan (Revised Nov 2006)

States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to the attached Notice, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

(f)           Entire Agreement. These terms and conditions, the attached Notice and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter herein.

(g)          Amendment. These terms and conditions may be amended or modified in accordance with Section 11(f) of the Plan.

(h)          Governing Law. These terms and conditions shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(i)           Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this award is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under these terms and conditions other than those of an unsecured general creditor of the Company.

Terms and Conditions of Restricted Stock Units under 2005 Stock Incentive Plan (Revised Nov 2006)